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                                                                Exhibit 10.30(a)

                                 FIRST AMENDMENT
                                       TO
                          AMENDED AND RESTATED LIMITED
                       PARTNERSHIP AGREEMENT OF PO JV, LP

         This First Amendment to the Amended and Restated Limited Partnership Agreement of PO JV, LP (this "Amendment") is made as of April 30, 2002 by and
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between PO Offtake LP, a Delaware limited partnership ("Lyondell GP", in its
                                                        -----------
capacity as general partner of the Partnership, and "Lyondell LP", in its
                                                     -----------
capacity as a limited partner of the Partnership), and BAYPO Limited Partnership, a Delaware limited partnership ("Bayer LP").
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                                    RECITALS

         (A) Pursuant to an Amended and Restated Master Transaction Agreement dated as of March 31, 2000 (the "Master Transaction Agreement") by and
                                           ----------------------------
among Lyondell Chemical Company ("Lyondell"), Bayer AG and Bayer Corporation
                                  --------
(together, "Bayer"), the Parties have heretofore entered into the Amended and Restated Limited Partnership Agreement of PO JV, LP dated as of March 31, 2000 (the "Partnership Agreement") to establish a joint venture in the form of a
      ---------------------
Delaware limited partnership to engage in the production of PO and related co-products in the United States;

         (B) In order to resolve a number of disputes that have arisen between Bayer and Lyondell in connection with the transactions contemplated by the Master Transaction Agreement, Bayer and Lyondell have entered into a Term Sheet dated as of March 8, 2002 (the "Term Sheet"), which contemplates that
                                      ----------
Bayer and Lyondell will enter into definitive agreements to formalize with specificity and implement the intent of the Term Sheet;

         (C) As contemplated by the Overarching Agreement dated as of April 30, 2002 and the Term Sheet, the Parties desire to further amend the Partnership Agreement on the terms set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the Parties, it is hereby agreed as follows:

         Section 1.        Defined Terms. Capitalized terms used and not
                           -------------
otherwise defined herein shall have the meanings given such terms in the Partnership Agreement.

         Section 2.        G&A Fee Adjustment. Section 2.3(d)(vii) of the
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Partnership Agreement provides that Bayer LP shall pay a monthly fee for stipulated allocated general services and administrative charges as a component of its Operating Cost Partner Invoice payable to the Partnership. For purposes of determining the Bayer Monthly Stipulated G&A Allocation pursuant to Section 2.3(d)(vii) and Schedule 2.3 of the Partnership Agreement, the Parties hereby agree as follows:

                (a) The sum of the Bayer Monthly Stipulated G&A Allocation payments for the year 2002 is budgeted to be $14.558 million (including the actual 2002 annual adjustment for changes in the G&A Escalator).

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                (b)        The Bayer Monthly Stipulated G&A Allocation payment
                           shall be reduced by $166,666.66 per month each month (aggregate $2 million (US $2,000,000) reduction per year) for the year 2002 and for each year thereafter until December 31, 2011. Bayer LP will receive a cumulative adjustment for this reduction in the Bayer Monthly Stipulated G&A Allocation in respect of the portion of 2002 through the billing date following the date hereof in the Operator Cost Partner Invoice that next follows the date hereof.

                (c) For the five-year period beginning January 1, 2003 and ending December 31, 2007 (the "Escalation Waiver
                                                               ----------------
                           Period"), Lyondell GP, as general partner on behalf
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                           of the Partnership, agrees to waive any right to any
                           further increase in the Bayer Monthly Stipulated G&A Allocation payments payable subsequent to 2002 resulting from the annual adjustment for changes in the G&A Escalator as contemplated by paragraph 2 of
                           Schedule 2.3 of the Partnership Agreement.
                           Notwithstanding the foregoing, the Bayer Monthly Stipulated G&A Allocation from January 1, 2003 until December 31, 2007 shall increase due to Bayer's volume share increase in 2003 and 2004 as originally set forth in the definition of "Bayer Monthly Stipulated G&A Allocation" and as escalated through 2002. For the Escalation Waiver Period, Bayer LP does not waive any right to any decrease in the Bayer Monthly Stipulated G&A Allocation resulting from any decrease in the total personnel costs pursuant to paragraph 2 of Schedule 2.3 of the Partnership Agreement.

                (d) Beginning January 1, 2008 and thereafter for the remainder of the Term of the Partnership Agreement, the annual adjustment to the Bayer Monthly Stipulated G&A Allocation payments for changes in the G&A Escalator shall be reinstated, and such reinstatement shall (1) include the cumulative increases to the G&A Escalator from January 1, 2002, as if such increases had not been waived pursuant to paragraph (c) above, and (2) be determined based on the Bayer Monthly Stipulated G&A Allocation payments calculation without the monthly reduction pursuant to paragraph (b) above. An example of the adjustments and reinstatement to the Bayer Monthly Stipulated G&A Allocation contemplated by this
                           Section 2 is set forth in Exhibit A hereto. The
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                           Parties will update Exhibit A by March 31 of each
                           year of the Escalation Waiver Period to reflect actual amounts.

                (e) For avoidance of doubt, the Bayer Monthly Stipulated G&A Allocation payments, as calculated in accordance with this Section 2, shall reflect any G&A cost change resulting from a change by mutual agreement in the composition of the market reference basket of administrative positions pursuant to paragraph 1 of
                           Schedule 2.3 of the Partnership Agreement every five years, beginning with calendar year 2006. Any change to the G&A Escalator resulting from a change in the composition of the market reference basket shall be waived for the duration of the Escalation Waiver Period according to paragraphs (c) and (d) of this
                           Section 2.

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         Section 3.        Bayer LP Fixed Costs Reduction.
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                (a)        As provided in Section 2.3(d)(i) and Section 8.1(b)
                           of the Partnership Agreement, as a component of its Operating Cost Partner Invoice Bayer LP pays the portion of the PO Share of the budgeted Fixed Costs for the Existing Plant Complexes allocated to the Bayer LP Partnership Interest, as determined in accordance with Exhibit C of the Operating Agreement. For purposes of determining Bayer LP's portion of the PO Share of such Fixed Costs, the Parties hereby agree that for 2002 and 2003 Bayer LP's portion shall be reduced by $3 million (US $3,000,000) from what it otherwise would be absent such adjustment. Such reductions will be in the form of rebates to the January 2003 (as to the 2002 reduction) and January 2004 (as to the 2003 reduction) Fixed Cost component of the Operating Cost Partner Invoice delivered to Bayer LP pursuant to Section 2.3(c) of the Partnership Agreement. The reductions pursuant to this Section 3 are independent of any adjustments resulting from the biannual audit of Operating Services Costs of the Partnership, as provided for in paragraph IV of Schedule C to the Operating Agreement.

                (b) Concurrently with the execution of this Amendment, Lyondell and the Partnership will enter into a Second Amendment to PO Operating and Services Agreement (the "Operating Agreement Amendment") to be dated as of
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                           even date herewith to implement the provisions of
                           this Section 3. A copy of the Operating Agreement Amendment is attached hereto as Exhibit B.
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         Section 4.        Accommodation Fee. The Parties hereby agree that the
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following language shall be inserted after the final sentence of Section 9.6 of the Partnership Agreement:

         "Affiliates of Lyondell and Bayer have entered into a Toll Processing and Product Sales Agreement (Propylene Glycols) (the "PG Agreement"),
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          a Toll Processing Agreement (Butanediol) (the "BDO Agreement"), a
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          Sales Agreement (Propylene Oxide) (the "PO Sales Agreement") and an
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          Asian/U.S. Exchange Contract (Propylene Oxide) (the "Asian Swap
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          Agreement"), each dated as of April 30, 2002. For purposes of
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          calculating the Accommodation Fee pursuant to this Section 9.6 and
          Schedule 9.6 of the Partnership Agreement, the Accommodation Fee shall not apply with respect to any pounds of PO Product (i) tolled by Lyondell for Bayer or its Affiliate pursuant to the PG Agreement or BDO Agreement, (ii) taken by Bayer and subsequently purchased by Lyondell or its Affiliate pursuant to the PO Sales Agreement or (iii) exchanged with Lyondell pursuant to the Asian Swap Agreement (since these are PO Product volumes being used for Indentified Polyols)."

         Section 5.        Effectiveness of Partnership Agreement; Entire
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Agreement. Except as amended by this Amendment, all terms and conditions of the
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Partnership Agreement shall remain in full force and effect among the Parties thereto. The Partnership Agreement, as amended by this Amendment, when read together with the PO Operating and Services Agreement, as amended, contains the entire agreement among the Parties with respect to the

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subject matter thereof, and there are no other agreements, understandings, representations or warranties between the Parties with respect to the subject matter thereof. Without limitation, the Term Sheet will have no further force and effect with respect to the subject matter of this Amendment.

         Section 6.        Counterparts. This Amendment may be executed in
                           ------------
separate counterparts, each of which shall constitute an original. All signatures need not be on the same counterpart.

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                  IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first listed above.

                                  GENERAL PARTNER:

                                  PO OFFTAKE, LP, as general partner

                                  By: Lyondell POJVGP, LLC, its general partner

                                  By:   /s/ Francis P. McGrail
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                                  Name:  Francis P. McGrail

                                  Title: President and Treasurer

                                  Date:  April 30, 2002

                                  LIMITED PARTNERS:

                                  PO OFFTAKE, LP, as limited partner

                                  By: Lyondell POJVGP, LLC, its general partner

                                  By:   /s/ Francis P. McGrail
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                                  Name:  Francis P. McGrail

                                  Title: President and Treasurer

                                  Date   April 30, 2002

                                  BAYPO LIMITED PARTNERSHIP, as limited partner

                                  By: BAYPO I LLC, its general partner

                                  Name:  /s/ Andrew T. Panaccione
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                                  Title:           President
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                                  Date:  April 30, 2002